EQAT Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 10/31/2016
Registrant CIK :  0001605941
FILE NUMBER : 811-22959

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

       1290 FUNDS Dividends and Distributions

For the period ended October 31, 2016

Fund                                                                      Class   Income    Capital Gains             Other
1290 Convertible Securities Fund              A  0.1819          0.0000            0.0000
             I  0.2052          0.0000           0.0000
            R  0.1584          0.0000           0.0000

1290 GAMCO Small Mid Cap Value Fund       A  0.0010          0.2650            0.0000
            C  0.0260          0.2650           0.0000
             I  0.0260          0.2650           0.0000
            R  0.0000          0.2650           0.0000

1290 High Yield Bond Fund         A  0.6487         0.0000            0.0065
                      C  0.6706                      0.0000           0.0067
              I  0.6722                      0.0000           0.0051
                   R  0.6271                      0.0000           0.0064

1290 SmartBeta Equity Fund          A  0.1467        0.0000            0.0000
               C  0.1726         0.0000           0.0000
                     I  0.1726           0.0000           0.0000
               R  0.1209        0.0000           0.0000

1290 Unconstrained Bond Managers Fund   A  0.1003          0.0000            0.1565
             I  0.1104          0.0000           0.1694
            R  0.0929          0.0000           0.1417

1290 Global Equity Managers Fund              A  0.0093          0.0000            0.0000
             I  0.0209          0.0000           0.0000
            R  0.0000          0.0000           0.0000

1290 Multi-Alternative Strategies Fund         A  0.0460          0.0000            0.0223
             I  0.0539          0.0000           0.0264
            R  0.0382          0.0000           0.0187

1290 Doubleline Dynamic Allocation Fund   A  0.0000          0.0000            0.0000
             I  0.0000          0.0000           0.0000
            R  0.0000          0.0000           0.0000

1290 Global Talents Fund                                  A  0.0000          0.0000            0.0000
             I  0.0000          0.0000           0.0000
            R  0.0000          0.0000           0.0000